EXHIBIT 10.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OR CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION OR QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED PURSUANT TO AN EXEMPTION UNDER SUCH ACT AND SECURITIES LAWS.

Warrant No. 2016-37	Date: August 17, 2016

ROCKDALE RESOURCES CORPORATION
 WARRANT TO PURCHASE COMMON STOCK

This Warrant to Purchase Common Stock (this "Warrant-) is issued to Melton Horwitz, a resident of Texas, by Rockdale Resources Corporation, a Colorado corporation (the "Company"). The Holder acknowledges that this Warrant is issued pursuant to the Board Resolution dated August 17, 2016.  The warrant was included in the Rockdale Resources Corporation CFO signing bonus (August 17, 2016) between the Holder and the Company.

1. Purchase of Shares. Subject to the terms and conditions of this Warrant, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company 450,000 shares of the Company's Common Stock, $0.001 par value per share (the "Shares"), subject to adjustment pursuant to Section 8.

2. Purchase Price. The purchase price for the Shares shall be $0.077 per share of Common Stock, subject to adjustment pursuant to Section 8 (such price, as adjusted from time to time, is herein referred to as the "Exercise Price").

3. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the date of this Warrant and ending at 5:00 p.m. on August 17, 2019; provided, however, that in the event of (a) the closing of the Company's sale or transfer of all or substantially all of its assets, or (b) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company's capital stock such that the shareholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity, this Warrant shall, on the date of such event, no longer be exercisable and become null and void. In the event of a proposed transaction of the kind described above, the Company shall notify the Holder of the Warrant at least 30 days prior to the consummation of such event or transaction.

4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3, the Holder may exercise, in whole or in part, the purchase rights evidenced by this Warrant. Such exercise shall be effected by:

(a) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices; and

(b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

5. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within 30 days of the delivery of the subscription notice.

6. Issuance of Shares. Except as otherwise provided herein, the Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

7. Adjustment of Exercise Price and Number of Shares. The number of Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per Share, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization, and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 8(a)), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Share payable hereunder, provided the aggregate Exercise Price shall remain the same.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

8. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional Shares the Company shall make a cash payment therefor on the basis of the Bid Price then in effect.

9. No Shareholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares, including without limitation, the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

10. Successors and Assigns. Subject to the restrictions on transfer described in Section 12 below, the rights and obligations of the Company and the Holder shall be binding on and benefit the successors, assigns, heirs, administrators, and transferees of the parties.

11. Transfer of this Warrant or any Shares Issued on Conversion Hereof The Holder shall not sell, assign, pledge, transfer or otherwise dispose of or encumber this Warrant or any Shares issued on conversion hereof (collectively, the "Securities"), except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities  Act"), or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by the Holder of an opinion of counsel satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. Any transfer or purported transfer of the Securities in violation of this Section 12 shall be voidable by the Company. The Company shall not register any transfer of the Securities in violation of this Section 12. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 12.

12. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section 13 shall be binding upon the Holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such Shares and the Company.

13. Restrictions. By acceptance hereof, the Holder acknowledges that the Shares acquired upon the exercise of this Warrant have restrictions upon their resale imposed by state and federal securities laws.

14. Governing Law. This Warrant, and all related matters, whether in contracts or tort, in law or in equity, or otherwise, shall be governed by the laws of the State of Texas, without regard to choice of law or conflict of law principles that direct the application of the laws of a different state.

15. Venue. All disputes and controversies arising out of or in connection with this Warrant shall be resolved exclusively by the state and federal courts located in Harris County, Texas, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

16. Waiver of Jury Trial. THE COMPANY AND THE HOLDER EACH HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS WARRANT.

[Signature Page Follows]

This Warrant is issued effective as of the date first set forth above.

ROCKDALE RESOURCES CORPORATION, a Colorado corporation

By: /s/ Lee Lytton

Name: Lee Lytton

Title: Secretary